Electronic Articles of Incorporation
For

P20000024674
FILED
March 18, 2020
Sec. Of State
jharris

NOWEA INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

NOWEA INC.

Article II

The principal place of business address:

2210 FRONT STREET
202
MELBOURNE, FL. 32901

The mailing address of the corporation is:

PO BOX 1929
MELBOURNE, FL. 32901

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

100

Article V

The name and Florida street address of the registered agent is:

JAMES T WHITE
2210 FRONT STREET
202
MELBOURNE, FL. FL

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: JAMES T WHITE

P20000024674
FILED
March 18, 2020
Sec. Of State
jharris

Article VI

The name and address of the incorporator is:

JAMES T WHITE
PO BOX 1929

MELBOURNE

Electronic Signature of Incorporator: JAMES T WHITE

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: CEO
JAMES T WHITE
PO BOX 1929
MELBOURNE, FL. 32901